EXHIBIT 99.1


FOR IMMEDIATE RELEASE                         Contact:   Steven T. Sabatini
                                                         Senior Executive V.P. &
                                                         Chief Financial Officer
                                                         Union State Bank
                                                         (845) 365-4615


                      UNION STATE BANK ASSUMES DEPOSITS AND
                   ACQUIRES CERTAIN LOANS OF RELIANCE BANK OF
                             WHITE PLAINS, NEW YORK

ORANGEBURG, NY, MARCH 19, 2004 - As part of the strategic plan to expand its Westchester County, New York, market share, Union State Bank ("USB"), the bank subsidiary of U.S.B. Holding Co., Inc., announced today that it has signed definitive agreements with the Federal Deposit Insurance Corporation ("FDIC") to acquire all deposits and assume certain loans of Reliance Bank ("Reliance") of White Plains, New York.

     Approximately $25.3 million in deposits will be assumed, and approximately $10.4 million of single family residential mortgage loans will be acquired by USB in this transaction. The premium paid for the deposits assumed approximates
9.4 percent. The transaction has received the necessary regulatory approvals. Reliance was closed by the New York Superintendent of Banks, which appointed the FDIC as Receiver, effective at the close of business March 19, 2004. Reliance, which operated as a one branch bank at 1200 Mamaroneck Avenue, White Plains, New York, will become a USB branch effective immediately after its closing.

     Thomas E. Hales, Chairman of the Board, President and Chief Executive Officer of USB, commented that "This transaction complements USB's expansion into the Westchester market. Reliance customers will be provided with all USB's services and expanded product offerings, while USB will have the opportunity to increase customer deposit and lending relationships and further penetrate this segment of the Westchester market."

     As of December 31, 2003, U.S.B. Holding Co., Inc. had approximately $2.9 billion in assets and operates 27 locations in Rockland and Westchester Counties, New York, and one location each in Stamford, Connecticut, Goshen, Orange County, New York, and Manhattan, New York City.

     Further information on USB can be found on the world wide web at www.unionstate.com. U.S.B. Holding Co., Inc. common stock is listed on the New York Stock Exchange trading under the symbol "UBH."

     FORWARD-LOOKING STATEMENTS: The Company has made, and may continue to make, various forward-looking statements with respect to earnings, credit quality and other financial and business matters for periods subsequent to December 31, 2003. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

     In addition to the underlying factors previously disclosed by the Company and identified elsewhere herein, the following factors and assumptions could cause actual results to differ materially from such forward-looking statements: competitive pressures on loan and deposit product pricing; other actions of competitors; changes in economic conditions, including changes in interest rates and the shape of the U.S. Treasury yield curve; wartime and terrorist events and the related impact of the credit quality of borrowers; the extent and timing of actions of the Federal Reserve Board; customer deposit disintermediation; changes in customers' acceptance of the Company's products and services; increases in Federal and state income taxes and/or the Company's effective income tax rate; and the extent and timing of legislative and regulatory actions and reform.

     The Company's forward-looking statements are only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.